                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY


















================================================================================


                           DOLLAR GENERAL CORPORATION

                                   as Issuer,

                           THE GUARANTORS NAMED HEREIN

                                 as Guarantors,

                                       and

                            FIRST UNION NATIONAL BANK

                                   as Trustee

                             ----------------------

                                    INDENTURE

                            Dated as of June 21, 2000

                             ----------------------

                         8 5/8% NOTES DUE JUNE 15, 2010

================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture Act Section                                 Indenture Section
310   (a)(1)......................................................7.10
      (a)(2)......................................................7.10
      (a)(3)......................................................N/A
      (a)(4)......................................................N/A
      (a)(5)......................................................7.10
      (b).........................................................7.03, 7.10
      (c).........................................................N/A
311   (a).........................................................7.11
      (b).........................................................7.11
      (c).........................................................N/A
312   (a).........................................................2.05
      (b).........................................................11.03
      (c).........................................................11.03
313   (a).........................................................7.06
      (b)(1)......................................................7.06
      (b)(2)......................................................7.06
      (c).........................................................7.06; 11.02
      (d).........................................................7.06
314   (a).........................................................4.03; 4.07, 11.02
      (b).........................................................N/A
      (c)(1)......................................................11.04
      (c)(2)......................................................11.04
      (c)(3)......................................................N/A
      (d).........................................................N/A
      (e).........................................................11.05
      (f).........................................................N/A
315   (a).........................................................7.01
      (b).........................................................7.05; 11.02
      (c).........................................................7.01
      (d).........................................................7.01
      (e).........................................................6.11
316   (a)(1)(A)...................................................6.05
      (a)(1)(B)...................................................6.04
      (a)(2)......................................................N/A
      (b).........................................................6.07
      (c).........................................................2.11, 9.04
317   (a)(1)......................................................6.08
      (a)(2)......................................................6.09
      (b).........................................................2.04
318   (a).........................................................11.01
      (b).........................................................N/A
      (c).........................................................11.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                   Page
PARTIES...............................................................................1

RECITALS OF THE COMPANY AND THE GUARANTORS............................................1

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE.................................1

   Section 1.01.  Definitions.........................................................1
   Section 1.02.  Other Definitions...................................................9
   Section 1.03.  Incorporation by Reference of Trust Indenture Act..................10
   Section 1.04.  Rules of Construction..............................................10

ARTICLE II  THE NOTES................................................................11

   Section 2.01.  Form and Dating....................................................11
   Section 2.02.  Execution and Authentication.......................................12
   Section 2.03.  Registrar and Paying Agent.........................................13
   Section 2.04.  Paying Agent to Hold Money In Trust................................13
   Section 2.05.  Lists of Holders of Notes..........................................14
   Section 2.06.  Transfer and Exchange..............................................14
   Section 2.07.  Replacement Notes..................................................19
   Section 2.08.  Outstanding Notes..................................................19
   Section 2.09.  Temporary Notes and Certificated Notes.............................20
   Section 2.10.  Cancellation.......................................................21
   Section 2.11.  Defaulted Interest.................................................21
   Section 2.12.  CUSIP Number.......................................................21

ARTICLE III  REPAYMENT OF NOTES AT OPTION OF HOLDERS.................................22

   Section 3.01.  Optional Repayment.................................................22
   Section 3.02.  Deposit of Optional Repayment Price................................22
   Section 3.03.  Notes Elected to be Repaid in Part.................................22
   Section 3.04.  Transfer of Notes to be Repaid.....................................22

ARTICLE IV  COVENANTS................................................................22

   Section 4.01.  Payment of Principal and Interest..................................22
   Section 4.02.  Maintenance of Office or Agency....................................23
   Section 4.03.  SEC Reports........................................................23
   Section 4.04.  Restrictions on Secured Debt.......................................24
   Section 4.05.  Limitation on Sale and Leaseback Transactions......................26
   Section 4.06.  Guarantees.........................................................27

   Section 4.07.  Compliance Certificates............................................28
   Section 4.08.  Further Instruments and Acts.......................................28

ARTICLE V  SUCCESSORS................................................................28

   Section 5.01.  When the Company May Merge, Consolidate or Dispose of Assets.......28
   Section 5.02.  Successor Company Substituted......................................29

ARTICLE VI  DEFAULTS AND REMEDIES....................................................29

   Section 6.01.  Events of Default..................................................29
   Section 6.02.  Acceleration.......................................................31
   Section 6.03.  Other Remedies.....................................................31
   Section 6.04.  Waiver of Past Defaults............................................32
   Section 6.05.  Control by Majority................................................32
   Section 6.06.  Limitation on Suits................................................32
   Section 6.07.  Unconditional Right of Holders of Notes to Receive Payment.........33
   Section 6.08.  Collection Suit by Trustee.........................................33
   Section 6.09.  Trustee May File Proofs of Claim...................................33
   Section 6.10.  Priorities.........................................................33
   Section 6.11.  Undertaking for Costs..............................................34
   Section 6.12.  Waiver of Stay, Extension and Usury Laws...........................34

ARTICLE VII  TRUSTEE.................................................................34

   Section 7.01.  Duties of Trustee..................................................34
   Section 7.02.  Rights of Trustee..................................................35
   Section 7.03.  Individual Rights of Trustee.......................................36
   Section 7.04.  Trustee's Disclaimer...............................................36
   Section 7.05.  Notice of Default..................................................36
   Section 7.06.  Reports by Trustee to Holders of Notes.............................37
   Section 7.07.  Compensation and Indemnity.........................................37
   Section 7.08.  Replacement of Trustee.............................................38
   Section 7.09.  Successor Trustee by Merger, Etc...................................39
   Section 7.10.  Eligibility, Disqualification......................................39
   Section 7.11.  Preferential Collection of Claims Against the Company..............39

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE.....................................39

   Section 8.01.  Discharge of Liability on Notes; Defeasance........................39
   Section 8.02.  Conditions to Defeasance...........................................40
   Section 8.03.  Application of Trust Money.........................................41
   Section 8.04.  Repayment to the Company...........................................41
   Section 8.05.  Indemnity for Government Obligations...............................41
   Section 8.06.  Reinstatement......................................................42

ARTICLE IX  AMENDMENT, SUPPLEMENT AND WAIVER.........................................42

   Section 9.01.  Without Consent of Holders of Notes................................42
   Section 9.02.  With Consent of Holders of Notes...................................43
   Section 9.03.  Compliance with Trust Indenture Act................................44
   Section 9.04.  Revocation and Effect of Consents and Waivers......................44
   Section 9.05.  Notation on or Exchange of Notes...................................45
   Section 9.06.  Trustee to Sign Amendments, etc....................................45

ARTICLE X  GUARANTEES................................................................45

   Section 10.01.  Guarantees........................................................45
   Section 10.02.  Execution and Delivery of Guarantee...............................46
   Section 10.03.  Guarantors May Consolidate, Etc., on Certain Terms................47
   Section 10.04.  Release of Guarantees.............................................47
   Section 10.05.  Limitation on Guarantor Liability; Contribution...................48
   Section 10.06.  Waiver of Subrogation.............................................49
   Section 10.07.  No Suspension of Remedies.........................................49
   Section 10.08.  Obligations Reinstated............................................49
   Section 10.09.  No Obligation to Take Action Against the Company..................49
   Section 10.10.  Dealing with the Company and Others...............................50

ARTICLE XI  MISCELLANEOUS............................................................50

   Section 11.01.  Trust Indenture Act Controls......................................50
   Section 11.02.  Notices...........................................................50
   Section 11.03.  Communication by Holders of Notes with Other Holders of Notes.....51
   Section 11.04.  Certificate and Opinion as to Conditions Precedent................52
   Section 11.05.  Statements Required in Certificate or Opinion.....................52
   Section 11.06.  Rules by Trustee and Agents.......................................52
   Section 11.07.  No Personal Liability of Directors, Officers, Employees,
       Incorporators and Stockholders................................................52
   Section 11.08.  Governing Law.....................................................53
   Section 11.09.  No Adverse Interpretation of Other Agreements.....................53
   Section 11.10.  Successors........................................................53
   Section 11.11.  Severability......................................................53
   Section 11.12.  Counterpart Originals.............................................53
   Section 11.13.  Table of Contents, Headings, etc..................................53

EXHIBIT A - Form of Initial Note
EXHIBIT B - Form of Exchange Note
EXHIBIT C - Form of Letter to be Delivered by Institutional Accredited Investors
EXHIBIT D - Form of Notation Relating to Guarantee
EXHIBIT E - Form of Supplemental Indenture Relating to Additional Guarantees

         INDENTURE, dated as of June 21, 2000, among Dollar General Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Tennessee; Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; Dollar General Intellectual Property, L.P., a Vermont limited partnership; and any Subsidiary (each, an "Additional Guarantor") of the Company that executes a supplement to this Indenture in the form of Exhibit E that provides a guarantee of the Notes (as defined below) and this Indenture after the date of this Indenture (each, a "Guarantor" and collectively, the "Guarantors") and First Union National Bank, a national banking association, as trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTORS

         The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company's 8 5/8% Notes due June 15, 2010 and the related Guarantees (as defined below) issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done, and the Company and the Guarantors have done all things necessary to make the Notes (as defined below) and the Guarantees, when executed by the Company and the Guarantors and authenticated and delivered by the Trustee hereunder and duly issued by the Company and the Guarantors, the valid obligations of the Company and the Guarantors as hereinafter provided.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes and the Guarantees by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders (as defined below), as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

         "Additional Interest" has the meaning set forth in Section 6 of the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Attributable Debt" means, in connection with any Sale and Leaseback Transaction under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average yield to maturity of the Notes, such average being weighted by the principal amount of the Notes and (ii) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually or
(B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator or which is the base term of the lease.

         "Authorized Officer" means the Chief Executive Officer, President, any Executive Vice President or the Treasurer of the Company.

         "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligations" means with respect to any Person any Capital Lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" means with respect to any Person any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated), including any preferred stock, but excluding debt securities convertible into or exchangeable for such equity.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with GAAP, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and
(iii) Intangible Assets and liabilities relating thereto.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness of another Person, if the purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations include, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, and (ii) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (a), (b) or (c) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means one or more debt facilities (including the Existing Credit Facility), in each case with banks or other institutional lenders providing for revolving credit loans, providing for revolving credit and term loans, or providing for the support of one or more revolving commercial paper programs, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the 8 5/8% Notes due June 15, 2010 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

         "Existing Credit Facility" means the facility provided by the Credit Agreement (including any related notes, collateral documents, letters of credit and related documentation, and guarantees and any appendices, exhibits or schedules thereto) between the Company and SunTrust Bank, Nashville, N.A., dated as of September 2, 1997, and amended as of July 31, 1998 and as further amended as of April 29, 1999, and as such agreement may be further amended (including any amendment and restatement), supplemented or modified from time to time, including any replacement or refinancing thereof in the commercial bank market (including any such replacement or refinancing that increases the amount thereof) whether with the original agents and lenders or other agents and lenders or otherwise and whether provided under the original agreement or one or more other agreements or otherwise.

         "Funded Debt" means, without duplication, (i) any Indebtedness of the Company or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, including all revolving and term Indebtedness and Indebtedness under all other lines of credit, (ii) Funded Debt or dividends of others as to which the Company or a Restricted Subsidiary is or becomes obligated through the incurrence of a Contingent Obligation or otherwise (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary's balance sheet prepared in accordance with GAAP, and (iv) all Capital Lease Obligations.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; or (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Guarantee" means the Guarantee of the Notes by each of the Guarantors pursuant to Article X and any additional Guarantee of the Notes to be executed by any Additional Guarantor pursuant to Section 4.06.

         "Hedging Obligation" of any Person means the obligations of that Person under (i) interest rate swap agreements, interest rate cap agreement and interest rate collar agreements; (ii) foreign exchange contracts and currency swap agreements; and (iii) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect that person against fluctuations in interest rates or currency exchange rates.

         "Holder" means the Person in whose name a Note is registered on the Note Register.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, and including, without limitation, the face amount available to be drawn under all letters of credit, reimbursement and similar obligations with respect to surety bonds, letters of credit and banks' acceptances, whether or not matured; (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations of such Person; (v) all Contingent Obligations of such Person; (vi) all Hedging Obligations of such Person; and
(vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that Indebtedness shall not include current accounts payable arising in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and
(b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

         "Initial Notes" means the 8 5/8% Notes due June 15, 2010 issued under this Indenture on or about the date of this Indenture.

         "Initial Purchasers" means (i) Credit Suisse First Boston Corporation, Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC and Wachovia Securities, Inc., in respect of the Initial Notes, and (ii) the initial purchasers of additional notes.

         "Initial Unrestricted Subsidiary" means The Greater Cumberland Insurance Company, a Vermont corporation.

         "Intangible Assets" means, at any date, the value, as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with GAAP of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

         "Issue Date" means the date on which the Initial Notes are originally issued.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any pledge, mortgage, lien, security interest, hypothecation, assignment for security interest or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest or any Capital Lease).

         "Nonrecourse Obligation" means Indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such Indebtedness or lease payment obligations has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

         "Notes" means the Initial Notes, the Exchange Notes, the Private Exchange Notes, and any other 8 5/8% Notes due June 15, 2010 issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section
2.02 treated as a single class of securities for all purposes, including voting, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

         "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

         "Obligations" means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), Additional Interest, if any, penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable in respect of the Notes and the Indenture.

         "Officer" means with respect to any Person the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary, any Vice-President, any Managing Member, any Member or any General Partner of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company.

         "Operating Asset" means all merchandise inventories owned by the Company or any of its Restricted Subsidiaries.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company.

         "Optional Redemption Date" has the meaning specified in Paragraph 5 of the Notes.

         "Optional Repayment Price" has the meaning specified in Paragraph 5 of the Notes.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal Property" means any real and tangible property owned and operated now or hereafter by the Company or any of its Subsidiaries constituting a part of any store, warehouse or distribution center located within the United States of America or its territories or possessions (excluding motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 0.25% of Consolidated Net Tangible Assets.

         "Private Exchange" means the offer by the Company and the Guarantors, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

         "Private Exchange Notes" means the 8 5/8% Notes due June 15, 2010 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

         "Registered Exchange Offer" means an offer by the Company and the Guarantors, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of June 21, 2000 among the Company, the Guarantors and the Initial Purchasers or (ii) any registration rights agreement entered into in connection with the issuance of additional notes following the Issue Date.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secured Debt" means Funded Debt which is secured by any Lien on any
(i) Principal Property (whether owned on the date of this Indenture or thereafter acquired or created), (ii) Operating Asset (whether owned on the date of this Indenture or thereafter acquired or created), (iii) shares of stock owned by the Company or a Subsidiary in a Restricted Subsidiary or (iv) Indebtedness of a Restricted Subsidiary.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the registration statement issued by the Company and the Guarantors in connection with the offer and sale of Notes (other than Exchange Notes), pursuant to the Registration Rights Agreement.

         "Stated Maturity" means with respect to any security the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subsidiary" means any corporation or other legal entity, including, without limitation, limited liability companies, partnerships, joint ventures and associations, regardless of its jurisdiction of organization or formation, where (i) in the case of a corporation, under ordinary circumstances not dependent upon the happening of a contingency, more than 50% of the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of that corporation is owned directly or indirectly by the Company and/or by one or more Subsidiaries of the Company; or (ii) in the case of any other type of entity, more than 50% of the ordinary equity capital interests is owned directly or indirectly by the Company and/or by one or more Subsidiaries of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Notes" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.06(d).

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Unrestricted Subsidiary" means, on the Issue Date, the Initial Unrestricted Subsidiary and, thereafter, any additional Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided, however, that the Board of Directors of the Company (i) shall not designate, or continue the designation, as an Unrestricted Subsidiary any Subsidiary that owns any Principal Property or any Subsidiary (other than the Initial Unrestricted Subsidiary as to its ownership of Dollar General Intellectual Property, L.P.) that owns any shares of Capital Stock of a Restricted Subsidiary, (ii) shall not designate, or continue the designation, as an Unrestricted Subsidiary any Subsidiary that owns more than 5.0% of Consolidated Net Tangible Assets, (iii) shall not, nor shall it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property or shares of Capital Stock of a Restricted Subsidiary to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary shall in connection therewith be redesignated as a Restricted Subsidiary and any Lien securing any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property or shares of Capital Stock of a Restricted Subsidiary (unless the existence of the Indebtedness securing such Lien would otherwise be permitted under this Indenture)) or (iv) shall not designate, or continue the designation, as an Unrestricted Subsidiary, any

Subsidiary (other than the Initial Unrestricted Subsidiary with respect to the incurrence by it of Contingent Obligations or other Indebtedness or pledges or other security interests outstanding or in effect on the Issue Date) that is or becomes obligated with respect to any Indebtedness of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise or pledges assets or provides other security interests to secure the payment or performance of any Indebtedness of the Company or any Restricted Subsidiary. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.04 or Section 4.05, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary and any Authorized Officer may at any time designate the Initial Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and an incurrence of Attributable Debt with respect to any outstanding Sale and Leaseback Transaction of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness and such Attributable Debt is permitted under Section 4.04 and Section 4.05; provided, further, that any such designation shall be evidenced to the Trustee by filing with the Trustee an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02.  Other Definitions.

                                                             Defined in
                  Term                                     Article/Section
                  ----                                     ---------------
                 "Additional Guarantors"                     Preamble
                 "Adjusted Net Assets"                       Section 10.05
                 "Agent Members"                             Section 2.01
                 "covenant defeasance"                       Section 8.01
                 "Default Amount"                            Section 6.02
                 "Definitive Notes"                          Section 2.01
                 "Event of Default"                          Section 6.01
                 "Funding Guarantor"                         Section 10.05
                 "Global Note"                               Section 2.01
                 "Guarantor"                                 Preamble
                 "IAI"                                       Section 2.01
                 "legal defeasance"                          Section 8.01
                 "Note Register"                             Section 2.03

                 "parent corporation"                        Article IV
                 "Paying Agent"                              Section 2.03
                 "Payment Default"                           Section 7.01
                 "Purchase Agreement"                        Section 2.01
                 "QIB"                                       Section 2.01
                 "Registrar"                                 Section 2.03
                 "Regulation S"                              Section 2.01
                 "Rule 144A"                                 Section 2.01
                 "Sale and Leaseback Transaction"            Section 4.05
                 "Successor Company"                         Section 5.01


Section 1.03.  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  (i) "indenture securities" means the Notes;

                  (ii) "indenture security holder" means a Holder;

                  (iii) "indenture to be qualified" means this Indenture;

                  (iv) "indenture trustee" or "institutional trustee" means the Trustee;

                  (v) "obligor" upon the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are (i) defined by the TIA;
(ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) the word "or" shall not be deemed to be exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;
         and

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    THE NOTES

Section 2.01. Form and Dating.

         The Initial Notes and any additional notes issued in transactions exempt from registration under the Securities Act and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange rule, agreements to which the Company is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

         The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated June 16, 2000, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement").

         (a) Global Note. Notes offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more permanent global securities in registered form without interest coupons (the "Global Note") which shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. The Global Note shall have the global Note legend and the restricted Note legend set forth in Exhibit A. The Global Note shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Note deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially a Global Note that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in the Global Note.

         (c) Certificated Notes. Except as provided in Section 2.06 or
2.09, owners of beneficial interests in the Global Note shall not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are institutional "accredited investors" as described in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act (each an "IAI") and who deliver a letter substantially in the form set forth in Exhibit C and who are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S shall receive certificated Initial Notes bearing the restricted securities legend set forth in Exhibit A (such securities as held by an IAI are herein referred to as "Definitive Notes"); provided, however, that upon transfer of such certificated Initial Notes to a QIB or in reliance on Regulation S such certificated Initial Notes shall, unless the Global Note has previously been exchanged for certificated Notes, be exchanged for an interest in the Global Note pursuant to the provisions of Section 2.06. Definitive Notes shall bear the restricted securities legend set forth on Exhibit A, unless removed in accordance with
Section 2.06(d), and shall be issued in denominations of not less than $100,000.

Section 2.02.  Execution and Authentication.

         Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall be valid nevertheless.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

         The Trustee, upon a written order of the Company signed by an Officer of the Company, shall authenticate and deliver (i) Initial Notes for original issue in an aggregate principal amount not to exceed $200,000,000, (ii) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, and (iii) additional Notes for original issue after the Issue Date in the amounts specified by the Company in such written order (and if in the form of Exhibit A or B, as the case may be, the same principle amount of Exchange Notes or Private Exchange Notes in exchange therefor upon consummation of the Registered Exchange Offer) in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Notes issued pursuant to clause (iii) above, and the aggregate principal amount of Notes outstanding on the date of authentication. All of the Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, and offers to purchase.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

         The Company shall maintain in each of New York, New York and Nashville, Tennessee (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); and (ii) an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Holders of Notes and of the transfer and exchange of such Notes (the "Note Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 7.07.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Money In Trust.

         On or prior to each due date of the principal of, and interest and Additional Interest, if any, on, any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and Additional Interest, if any, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, and interest and Additional Interest, if any, on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Wholly-Owned Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Wholly-Owned Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.05.  Lists of Holders of Notes.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each such Holder of Notes. The Company shall also comply with the provisions of TIA ss. 312(a).

Section 2.06.  Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. Definitive Notes shall be issued in registered form and shall be transferable only upon the surrender of Definitive Notes for registration of transfer. When Definitive Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Definitive Notes presented or surrendered for registration of transfer or exchange:

             (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; and

             (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the
             Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

                  (B) if such Definitive Notes are being transferred to the
             Company a certification to that effect (in the form set forth on the reverse of the Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certificate to that effect (in the form set forth on the reverse of the Note), and (ii) if the Company or the Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may not be exchanged for a beneficial interest in the Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

             (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 of Regulation S under the Securities Act; and

             (ii) written instructions from the Company directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of the Global Note.

             (i) The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor, if applicable.

             (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

             (iii) In the event that a Global Note is exchanged for Notes in definitive form pursuant to Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d) Legend.

             (i) Except as permitted by the following paragraphs (ii) and (iii) each Note certificate evidencing a Global Note and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

             "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

             THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

             BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT (1) IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE

         SECURITIES ACT AND IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
         (2) ACQUIRED SUCH SECURITY IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR (3) IS NOT A U.S. PERSON AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S."

         When set forth on a Definitive Note, the legend shall include the following additional words:

             "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

             (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by the Global Note) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Note that is a
             Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                  (B) in the case of any Transfer Restricted Note that is
             represented by a Global Note, the Registrar shall, subject to approval by the Company, permit the Holder thereof to request the issuance of a certificated Note that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Note, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Note).

             (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note shall cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form shall cease to apply, and a certificated Initial Note or Private Exchange Note without legends shall be available (subject to Section 2.09) to the transferee of the Holder of such Initial Notes or Private Exchange Notes or upon receipt of directions to transfer such Holders interest in a Global Note, as applicable.

             (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange

         Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form shall cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit A shall be available to Holders of such Initial Notes that do not exchange their Initial Notes and Exchange Notes in certificated form shall be available (subject to Section 2.09) to Holders that exchange such Initial Notes in such Registered Exchange Offer.

             (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form shall still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit A shall be available to Holders that exchange such Initial Notes in such Private Exchange.

         (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, repaid, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, repaid, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made by the Trustee or the Notes Custodian to reflect such reduction on the books and records of the Notes Custodian for such Global Note with respect to such Global Note.

         (f) Obligations with Respect to Transfers and Exchanges of Notes.

             (i) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and the Global Note at the Registrar's or co-registrar's request.

             (ii) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

             (iii) The Company shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of Notes for a period of 15 days before the Optional Repayment Date or an interest payment date.

             (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

             (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (g) No Obligation of the Trustee.

             (i) The Trustee shall have no responsibility or obligation to any beneficial owner in a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in a Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in a Global Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

Section 2.07.  Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company's and the Trustee's reasonable requirements for the replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.

         Every replacement Note shall be an obligation of the Company.

Section 2.08.  Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this

Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds such Note.

         If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on the Optional Repayment Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repaid or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 2.09.  Temporary Notes and Certificated Notes.

         (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have such variations as the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         (b) The Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with
Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

         (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of the Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Exhibit A.

         (d) Subject to the provisions of Section 2.09(c), the registered Holder of the Global Note may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (e) In the event of the occurrence of any of the events specified in Section 2.09(b), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.10.  Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall return such canceled Notes (subject to the record retention requirement of the Exchange
Act), to the Company, upon the written request of the Company. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, the Company shall pay such defaulted interest in any lawful manner. The Company may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, the Company shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 2.12.  CUSIP Number.

         The Company in issuing the Notes may use "CUSIP," "CINS" and "ISIN" numbers, and, if the Company shall do so, the Trustee shall use such CUSIP, CINS and ISIN numbers in notices of exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall notify the Trustee of any change in a CUSIP, CINS or ISIN number. The Definitive Notes and the Global Note shall be assigned separate CUSIP numbers.

                                   ARTICLE III

                     REPAYMENT OF NOTES AT OPTION OF HOLDERS

Section 3.01.  Optional Repayment.

         Registered Holders of the Notes shall have the right to require the Company to repay such Notes in accordance with the terms of paragraph 5 of the Notes. If the Company is required to repay Notes pursuant to paragraph 5 of the Notes, the Paying Agent shall notify the Company and the Trustee in writing at least 25 days before the Optional Repayment Date, the principal amount of Notes to be repaid.

Section 3.02.  Deposit of Optional Repayment Price.

         On or prior to the Optional Repayment Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Optional Repayment Price of, and accrued interest on, all Notes to be repaid on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Optional Repayment Price of, and accrued interest on, all Notes to be repaid on that date and which have been delivered by the Company to the Trustee for cancellation.

Section 3.03.  Notes Elected to be Repaid in Part.

         Upon surrender of a Note that has been elected to be repaid in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes (at the expense of the Company) a new Note equal in principal amount to the unpaid portion of the Note surrendered.

Section 3.04.  Transfer of Notes to be Repaid.

         No transfer of Notes by a Holder (or, in the event that such Notes are being repaid in part, such portion of the Notes to be repaid) shall be permitted after notice has been received by the Company electing repayment of such Note or portion thereof.

                                   ARTICLE IV

                                    COVENANTS

Section 4.01.  Payment of Principal and Interest.

         The Company shall duly and punctually pay the principal of, and interest (and Additional Interest, if any) on, the Notes in accordance with the terms of this Indenture and the Notes. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02.  Maintenance of Office or Agency.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company also from time to time may designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  SEC Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall deliver to the Trustee, within 15 days after it is or would have been required to file with the SEC, and to furnish to the Holders of the Notes thereafter (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations is of the SEC, at any time after the Company files a registration statement in connection with the Registered Exchange Offer or a Shelf Registration Statement, the Company shall file a copy of all such information and reports listed in clause (i) and clause (ii) above with the SEC for public availability and make such information available to securities analysts and prospective investors upon request. The Company shall also comply with the provisions of TIA ss. 314(a).

         In addition, for so long as any of the Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Delivery of such reports, information and documents to the Trustee for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04.  Restrictions on Secured Debt.

         The Company shall not, nor shall it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Notes) will be secured equally and ratably with (or prior
to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt of the Company and its Restricted Subsidiaries together with all Attributable Debt relating to any Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (8) of Section 4.05), would not exceed 15% of Consolidated Net Tangible Assets; provided, however, that this Section 4.04 shall not apply to, and there shall be excluded from, Secured Debt in any computation under this Section 4.04 and under Section 4.05, Indebtedness secured by:

                  (i) Liens on property, shares of Capital Stock or Indebtedness of any Person existing at the time such Person becomes a Subsidiary;

                  (ii) Liens on property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

                  (iii) Liens on property, shares of Capital Stock or Indebtedness hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) or the completion of such construction or commencement or commercial operation of such property, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

                  (iv) Liens in favor of the Company or any Restricted
         Subsidiary;

                  (v) Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

                  (vi) Liens incurred or assumed in connection with the issuance of industrial revenue or pollution control bonds;

                  (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business and, in each case, which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (viii) Liens in favor of a governmental agency to qualify the Company or any Restricted Subsidiary to do business, maintain self insurance or obtain other benefits, or Liens under workers' compensation laws, unemployment insurance laws or similar legislation;

                  (ix) good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

                  (x) Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens arising in the ordinary course of business;

                  (xi) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards;

                  (xii) Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be;

                  (xiii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (xiv) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

                  (xv) Liens existing on the date of this Indenture;

                  (xvi) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

                  (xvii) any extension, renewal, refunding or replacement of the foregoing; provided that (a) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (b) the Indebtedness secured by such Lien at such time is not increased.

Section 4.05.  Limitation on Sale and Leaseback Transactions.

         The Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any transaction or series of related transactions with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (other than pursuant to a Capital Lease), which Principal Property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (a "Sale and Leaseback Transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Leaseback Transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which are excluded pursuant to clauses (i) to (xvii) of Section 4.04) would not exceed 15% of Consolidated Net Tangible Assets; provided, however, that this Section 4.05 shall not apply to, and there shall be excluded from, Attributable Debt in any computation under Section 4.04 and under this Section 4.05, Attributable Debt with respect to any Sale and Leaseback Transaction if:

                  (i) the Company or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (i) to (xvii) of Section 4.04 on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes;

                  (ii) the property leased pursuant to such arrangement is sold for a price at least equal to such property's fair market value (as determined by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of the Company) and the Company or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by the Company or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of Indebtedness or Funded Debt of the Company or any Restricted Subsidiary (other than Indebtedness or Funded Debt owed to the Company or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

                  (iii) the Company or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

                  (iv) the effective date of any such arrangement or the purchaser's commitment therefor is within 360 days prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

                  (v) the lease in such Sale and Leaseback Transaction is for a term, including renewals, of not more than three years;

                  (vi) the Sale and Leaseback Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

                  (vii) the lease secures or relates to industrial revenue or pollution control bonds; or

                  (viii) the lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Section 4.06.  Guarantees.

         Except as otherwise specified in Section 10.04, the Company shall cause each Restricted Subsidiary (which includes any Subsidiary that ceases to be an Unrestricted Subsidiary) to jointly and severally unconditionally guarantee the Obligations of the Company under the Notes and this Indenture pursuant to the terms of this Section 4.06 and Article X. Any Restricted Subsidiary that has not already provided a Guarantee in accordance with the terms of this Indenture, and any former Guarantor that is required to deliver a Guarantee pursuant to the proviso in Section 10.04(a), shall execute a supplement to this Indenture as described in clause (a) below and shall deliver an Opinion of Counsel as described in clause (b) below.

         Except as otherwise specified in Section 10.04, if at any time when the Notes are outstanding,

                  (i) the Company or any Restricted Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Guarantor, or

                  (ii) the Company or any Restricted Subsidiary shall organize, acquire or otherwise invest in another Person that becomes a Restricted Subsidiary or becomes obligated with respect to any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise, or

                  (iii) any Unrestricted Subsidiary becomes obligated with respect to any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise or pledges assets or provides other security interests to secure any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary, or

                  (iv) any Unrestricted Subsidiary shall be designated as a Restricted Subsidiary, or then, unless that Subsidiary has already provided a Guarantee in accordance with the terms of this Indenture or has been properly designated (and continues to be so properly designated) as an Unrestricted Subsidiary, the Company shall cause such Subsidiary to (a) execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit E pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplement to this Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject to customary exceptions. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture as it relates to the Notes and this Indenture.

Section 4.07.  Compliance Certificates.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning January 31, 2001, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Company shall also comply with TIA ss. 314(a)(4).

Section 4.08.  Further Instruments and Acts.

         Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                   SUCCESSORS

Section 5.01.  When the Company May Merge, Consolidate or Dispose of Assets.

         The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into the Company unless:

                  (i) either (a) the Company shall be the continuing Person (the "Successor Company") or (b) the Successor Company (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplement to this Indenture, executed and delivered to the Trustee, all of the Obligations of the Company under the Notes and this Indenture, and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplement to this Indenture complies with this provision and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and that such supplement to this Indenture has been duly authorized, executed and delivered by the Company or the Successor Company, as the case may be, and constitutes the legal, valid and binding obligation of the Company or such Successor Company, as the case may be, enforceable against such entity in accordance with its terms, subject to customary exceptions; and

                  (ii) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 5.02.  Successor Company Substituted.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

         Each of the following shall constitute an "Event of Default":

                  (i) the Company or any Restricted Subsidiary defaults in the payment of all or any part of the principal of the Notes, or all or any amount due under any Guarantee, when the same becomes due and payable at maturity, upon acceleration, or mandatory repayment, including upon the exercise of a Holder's right to optional repayment, or otherwise;

                  (ii) the Company or any Restricted Subsidiary defaults in the payment of any interest on, or Additional Interest with respect to, the Notes when the same becomes due and payable, and such default continues for a period of 30 days;

                  (iii) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement of the Company or any Restricted Subsidiary in this Indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

                  (iv) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to the Company, any Restricted Subsidiary or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of the Company or any Restricted Subsidiary or for any substantial part of the property and assets of the Company or any Restricted Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under any bankruptcy, insolvency or other similar law now or hereafter in effect;

                  (v) the Company or any Restricted Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary, (c) effects any general assignment for the benefit of creditors or (d) generally is not paying its Indebtedness as it becomes due;

                  (vi) an event of default as defined in any one or more Credit Facilities, indentures or instruments evidencing or under which the Company or any Restricted Subsidiary has at the date of this Indenture or shall thereafter have outstanding an aggregate of at least $20,000,000 aggregate principal amount of Indebtedness, shall happen and be continuing and such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; provided that if such event of default under such Credit Facilities, indentures or instruments shall be remedied or cured by the Company or any Restricted Subsidiary or waived by the holders of such Indebtedness, then the Event of Default under this clause (vi) shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders;

                  (vii) failure by the Company or any Restricted Subsidiary to make any payment at maturity, including any applicable grace period, in respect of at least $20,000,000 aggregate principal amount of Indebtedness and such failure shall have continued for a period of ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; provided that if such failure shall be remedied or cured by the Company or any Restricted Subsidiary or waived by the holders of such Indebtedness, then the Event of Default under this clause (vii) shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; and

                  (viii) any Guarantee or this Indenture shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Guarantee and this Indenture) to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee or this Indenture.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of any Event of Default pursuant to clause (iii), clause (iv), clause (v), clause (vi), clause (vii), or clause
(viii) and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

Section 6.02.  Acceleration.

         If an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal amount of all Notes, and the interest accrued thereon, if any, to be immediately due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, in case of an Event of Default specified in clause (iv) or clause (v) of Section 6.01, then the principal amount of all the Notes then outstanding and interest accrued thereon (including Additional Interest), if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.  Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

         Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except (i) a Default in the payment of principal of, or interest or Additional Interest, if any, on, any Note or default in the payment of any amount due under any Guarantee as specified in clause (i) or (ii) of Section 6.01 or (ii) a Default in respect of a covenant or provision that under Section 9.02 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.

         Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that, subject to Section 7.01, may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders pursuant to this Section 6.05.

Section 6.06.  Limitation on Suits.

         No Holder of any Notes may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

                  (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07.  Unconditional Right of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest (including Additional Interest) on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder.

Section 6.08.  Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(i) or Section 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the entire amount then due and owing, plus the amounts provided for in Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Guarantors, the creditors of the Company or the Guarantors or the property of the Company or the Guarantors, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 6.10.  Priorities.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  (i) FIRST: to the Trustee for amounts due to it under Section 7.07;

                  (ii) SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and Additional Interest, if any, respectively; and

                  (iii) THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding or a suit by any Holder for the enforcement of the payment of principal of or interest on any Note after the same becomes due and payable.

Section 6.12.  Waiver of Stay, Extension and Usury Laws.

         To the extent permitted by applicable laws, neither the Company nor any Guarantor (to the extent that it may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

Section 7.01.  Duties of Trustee.

         (a) If an Event of Default of which a Responsible Officer of the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee is aware:

             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

         (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph
(a), paragraph (b) and paragraph (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

Section 7.02.  Rights of Trustee.

         (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; provided, however, that any such agent is appointed by the Trustee with due care.

         (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the TIA it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section
7.10 and Section 7.11.

Section 7.04.  Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds of the Notes and it shall not be responsible for any statement contained herein or any statement contained in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

Section 7.05.  Notice of Default.

         If a Default or Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Note a notice of such Default or Event of Default within 90 days (or such shorter period as may be required by applicable law) after such Default or Event of Default occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of Notes.

         Within 60 days after each May 15, beginning with May 15 following the date of this Indenture, the Trustee shall mail to Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) to the extent such a report is required by TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes may be listed. The Company shall promptly notify the Trustee upon the Notes being listed on any stock exchange and any delisting thereof.

Section 7.07.  Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree to in writing from time to time for the Trustee's acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and any predecessor Trustee against any and all loss, liability or reasonable expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the administration of this trust and the performance of its duties under this Indenture, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

         The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company's payment obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         If the Trustee shall incur expenses after the occurrence of a Default specified in Section 6.01(iv) or Section 6.01(v), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

Section 7.08.  Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of not less than a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Note. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; provided, however, that such entity shall be otherwise qualified and eligible under this
Article VII.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10.  Eligibility, Disqualification.

         This Indenture at all times shall have a Trustee which satisfies the requirements of TIA ss. 310(a). The Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA ss. 310(b).

Section 7.11.  Preferential Collection of Claims Against the Company.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee which has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Discharge of Liability on Notes; Defeasance.

         (a) When (i) all Notes previously authenticated and delivered
(other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under this Indenture, or (ii) (A) the Notes mature within one year, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Notes (other than Notes replaced pursuant to Section 2.07) to maturity and to pay all other sums payable by it under this Indenture, and (C) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in this Article VIII relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Section 8.01(c) and Section 8.02, the Company at any time may terminate (i) all of the obligations of the Company and the Guarantors under the Notes, the Guarantees, and this Indenture ("legal defeasance"); or (ii) the Company's obligations under Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 6.01(vi) and Section 6.01(vii) ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii).

         Upon satisfaction of the conditions set forth herein and at the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company terminated thereby.

         (c) Notwithstanding clause (a) and clause (b) above, the Company's obligations contained in Section 2.02, Section 2.03, Section 2.04, Section 2.05,
Section 2.06, Section 2.07, Section 4.02, Section 7.07, Section 7.08 and this
Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company's obligations contained in Section 7.07, Section 8.04 and Section
8.05 shall survive.

Section 8.02.  Conditions to Defeasance.

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (i) with reference to this Section 8.02, the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Notes, for payment of the principal of and interest on the Notes, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Notes to maturity (irrevocably provided for under arrangements satisfactory to the Trustee);

                  (ii) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (iii) no Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

                  (iv) the Company shall have delivered to the Trustee an Opinion of Counsel that (1) the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Notes have a valid security interest in the trust funds; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent herein provided relating to the defeasance contemplated by this Section have been complied with.

         In the case of legal defeasance, the Opinion of Counsel referred to in clause (iv)(1) above must confirm that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that, and based thereon, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance.

Section 8.03.  Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest and Additional Interest, if any, on, the Notes.

Section 8.04.  Repayment to the Company.

         The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Notes entitled to the money shall look to the Company for payment as general creditors.

Section 8.05.  Indemnity for Government Obligations.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06.  Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company or any Guarantor has made any payment of principal of, or interest or Additional Interest, if any, on, any of the Notes because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

         The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a
Note:

                  (i) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

                  (ii) to provide for the assumption of the Company's obligations to the Holders of the Notes in connection with a consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Company pursuant to Article V;

                  (iii) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (iv) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

                  (v) to add to the covenants, restrictions or obligations of the Company and the Restricted Subsidiaries for the protection of the Holders;

                  (vi) to add or remove a Guarantee in accordance with the terms of this Indenture or to delete the first sentence of Section 10.04(a) providing for the release of the Guarantees;

                  (vii) to secure the Notes;

                  (viii) to provide for the issuance of additional Notes in accordance with the provisions set forth in this Indenture; or

                  (ix) to make any change that does not materially and adversely affect the rights of any Holder.

         Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon receipt by the Trustee of the documents described in
Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amendment or supplement to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amendment or supplement to this Indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

         After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amendment or supplement to this Indenture or such waiver.

Section 9.02.  With Consent of Holders of Notes.

         The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of a Note affected, any amendment, supplement or waiver may not:

                  (i) extend the Stated Maturity of the principal of, or any installment of interest or Additional Interest, if any, on, such Holder's Notes, or reduce the principal thereof or the rate of interest or Additional Interest, if any, thereon, with respect thereto, or change any place or currency of payment where any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

                  (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental Indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

                  (iii) waive a Default in the payment of principal of or interest on any Note of such Holder;

                  (iv) make any change in the ranking or priority of any Note;

                  (v) make any change in any Guarantee that would adversely affect the Holders or release any Guarantor from its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (vi) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note thereunder affected thereby.

         Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Notes as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of such amendment or supplement to this Indenture unless such amendment or supplement affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement to this Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amendment or supplement to this Indenture or such waiver. Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Company in any particular instance with any provision of this Indenture or the Notes.

Section 9.03.  Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents and Waivers.

         Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Note is a continuing and binding consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Note.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Notes at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05.  Notation on or Exchange of Notes.

         If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder of such Note. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.06.  Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment or supplement to this Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture. The Company and the Guarantors shall not sign any amendment or supplement to this Indenture until the Board of Directors of the Company approves any such amendment or supplement.

                                    ARTICLE X

                                   GUARANTEES

Section 10.01.  Guarantees.

         Subject to Section 10.05, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, and interest and Additional Interest, if any, on, the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, interest on any interest, if any, and interest on any Additional Interest, if any, on the Notes, and all other payment Obligations of the Company to the Holders or all other Obligations of the Company to the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, the release of any Guarantee of any other Guarantor or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor as provided in Section 10.05 so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees or this Indenture.

Section 10.02.  Execution and Delivery of Guarantee.

         (a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit D shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer (in each case, whom shall have been duly authorized by all requisite corporate or other actions) of such Guarantor.

         (b) Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         (c) If an Officer whose signature is on this Indenture or on any Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed, such Guarantee shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

         (e) In the event that the Company designates, creates or acquires any new Restricted Subsidiary subsequent to the date of this Indenture or any other Subsidiary is required to deliver a Guarantee in accordance with Section 4.06, the Company shall cause such Subsidiary to execute a supplement to this Indenture substantially in the form of Exhibit E in accordance with Section 4.06 and this Article X, to the extent applicable.

Section 10.03.  Guarantors May Consolidate, Etc., on Certain Terms.

         Nothing contained in this Indenture or in any of the Notes shall prevent the consolidation or merger of a Guarantor with or into the Company or another Guarantor or any sale or other disposition of all or substantially all of the assets or Capital Stock of any Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, sale or disposition, the Guarantee given by such Guarantor shall no longer have any force or effect.

Section 10.04.  Release of Guarantees.

         (a) Upon the release of all payment obligations of any Guarantor relating to any existing or future Indebtedness under one or more Credit Facilities of the Company, such Subsidiary or any other Restricted Subsidiary, such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee. In the event such Guarantor subsequently incurs or guarantees any Indebtedness under one or more Credit Facilities, the Company shall cause such released Guarantor to unconditionally guarantee all Obligations under the Notes and this Indenture on the terms set forth in Section 4.06.

         (b) In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of any Guarantor, in each case, to a Person other than the Company or to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, then such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, that sale or disposition, no Default or Event of Default shall have occurred and be continuing under this Indenture; and provided, further, that a termination shall only occur to the extent that all obligations of that Guarantor in respect of any Indebtedness under all Credit Facilities of the Company or any of the Restricted Subsidiaries, and under all of that Guarantor's pledges of assets or other security interests which secured Indebtedness under any Credit Facilities of the Company or any of the Restricted Subsidiaries, shall also terminate upon such sale or disposition.

         (c) Upon the proper designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee.

         (d) In the event the Company effects a discharge of this Indenture or a legal defeasance or a covenant defeasance in accordance with Section 8.01, each Guarantor shall be released and relieved of any obligations under this Indenture and its Guarantee.

         (e) Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of any of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, and interest and Additional Interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article X.

Section 10.05. Limitation on Guarantor Liability; Contribution.

         (a) For purposes of this Indenture, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the maximum amount that shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         (b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Notes or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Guarantor under its Guarantee), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.06.  Waiver of Subrogation.

         Until all guaranteed Obligations under this Indenture are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.06 is knowingly made in contemplation of such benefits.

Section 10.07.  No Suspension of Remedies.

         Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law.

Section 10.08.  Obligations Reinstated.

         Except as provided in Section 10.04, the obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 10.09.  No Obligation to Take Action Against the Company.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under this Indenture or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 10.10 Dealing with the Company and Others.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (b) take or abstain from taking any action in obtaining security or collateral from the Company or in perfecting a security interest in any security or collateral of the Company;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d) accept compromises or arrangements from the Company;

         (e) apply all monies at any time received from the Company or from any security upon such part of the obligations under this Indenture as the Holders may see fit or change any such application in whole or part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), such imposed duties shall control.

Section 11.02.  Notices.

         Any notice or communication by the Company, the Guarantors or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

         If to the Company or the Guarantors:

                  Dollar General Corporation
                  100 Mission Ridge
                  Goodlettsville, Tennessee  37072
                  Telecopier No.: (615) 855-5172
                  Attention: General Counsel

         If to the Trustee:

                  First Union National Bank
                  150 Fourth Avenue North, 2nd Floor
                  Nashville, Tennessee  37219
                  Telecopier No: (615) 251-9364
                  Attention: Corporate Trust Administration.

         The Company, the Guarantors or the Trustee, by notice each to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

         Any notice or communication to a Holder of a Note shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in such notice shall not affect its sufficiency with respect to other Holders of Notes.

         If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.  Communication by Holders of Notes with Other Holders of Notes.

         Holders of Notes pursuant to TIA ss. 312(b) may communicate with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA ss. 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee any certificates or opinions required by the TIA, and:

                  (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 11.05.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

                  (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

                  (ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

                  (iv) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

         No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of the Company or any Guarantor, as such, shall have any liability for any Obligations of the Company under the Notes or this Indenture or any obligations of such Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes and the Guarantees.

Section 11.08.  Governing Law.

         THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

         All agreements of the Company and the Guarantors contained in this Indenture, the Notes and the Guarantees shall bind the Company, the Guarantors and their respective successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 11.11.  Severability.

         In case any provision of this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                             SIGNATURES TO INDENTURE


                                    DOLLAR GENERAL CORPORATION



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLGENCORP, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLGENCORP OF TEXAS, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DG LOGISTICS, LLC
                                    By: Dolgencorp, Inc., its Managing Member



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DADE LEASE MANAGEMENT, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLLAR GENERAL PARTNERS
                                    By: Dolgencorp, Inc., a general partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer



                                    By: Dade Lease Management, Inc., a general
                                        partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                    By: Dollar General Financial, Inc., a
                                         general partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                    DOLLAR GENERAL FINANCIAL, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                    NATIONS TITLE COMPANY, INC.



                                    By: /s/ Robert C. Layne
                                        ----------------------------------------
                                        Name: Robert C. Layne
                                        Title: Secretary

                                    DOLLAR GENERAL INTELLECTUAL
                                    PROPERTY, L.P.


                                    By: Dade Lease Management, Inc., its
                                        General Partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    FIRST UNION NATIONAL BANK,
                                    as Trustee



                                    By: /s/ Susan K. Baker
                                        ----------------------------------------
                                        Name: Susan K. Baker
                                        Title: Vice President

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                           DOLLAR GENERAL CORPORATION

                              [Global Note Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*

                            [Restricted Notes Legend]

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO THE COMPANY, (ii) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A


--------
* This legend should only be added if the Security is issued in global form.

         QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (iii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iv) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (v) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT (1) IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (2) ACQUIRED THE NOTES IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR (3) IS NOT A U.S. PERSON AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S."

                  ["IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."]**


--------

** Include on a Note to be held by an institutional "accredited investor" (as defined in Rule 50l(a), (1), (2), (3) or (7) under the Securities Act).

No.                                                      Principal Amount $
                                                         CUSIP No.256669 AA 0

                         8 5/8% Notes due June 15, 2010

         DOLLAR GENERAL CORPORATION, a Tennessee corporation, promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars ($___________) on June 15, 2010.

         Interest Payment Dates: June 15 and December 15

         Record Dates: June 1 and December 1

         Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:_______________

[Seal]

                                    DOLLAR GENERAL CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION


Dated:

FIRST UNION NATIONAL BANK,
  as Trustee, certifies
  that this is one of the
  Notes referred to in the
  Indenture.



By
   -----------------------------------
         Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                         8 5/8% Notes due June 15, 2010

1.       Interest

         DOLLAR GENERAL CORPORATION, a Tennessee corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.50% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

         The Company shall pay interest semi-annually on June 15 and December 15 of each year, commencing December 15, 2000. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 21, 2000, or such other date on which the Notes are originally issued. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes.

2.       Method of Payment

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent in New York, New York or Nashville, Tennessee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

         Initially, First Union National Bank, a national banking association (the "Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture and Guarantees

         The Company issued the Notes under an Indenture dated as of June 21, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general obligations of the Company initially limited to $200,000,000 aggregate principal amount. The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as and treated as a single class with the Notes for all purposes under the Indenture and shall vote together as one class with respect to the Notes. The Indenture imposes certain limitations on the incurrence of certain additional Indebtedness by the Company and certain of its Subsidiaries and the entry into certain Sale and Leaseback Transactions by the Company and certain of its Subsidiaries. The Indenture also restricts the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

         Pursuant to Article X of the Indenture, the Guarantors have unconditionally guaranteed to each Holder the Obligations of the Company under the Notes and the Indenture. In the event the Company designates, organizes or acquires a new Restricted Subsidiary subsequent to the date of the Indenture or in the other circumstances described in Section 4.06 of the Indenture, the Company shall cause the applicable Subsidiary to provide a Guarantee in the manner set forth in said Section 4.06. The Guarantees are subject to release as and to the extent provided in Section 10.04 of the Indenture.

5.       Optional Repayment

         Subject to and upon compliance with the provisions set forth herein, each Holder of this Note shall have the right, at such Holder's option, to require the Company to repay, and if such right is exercised the Company shall repay, all or any part of such Holder's Notes on June 15, 2005 (the "Optional Repayment Date") at a price (the "Optional Repayment Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to June 15, 2005.

         To exercise such right, the Holder of this Note shall surrender this Note to the Paying Agent on behalf of the Company in New York, New York or Nashville, Tennessee during the period (the "Election Period") beginning on April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day), with the form entitled "Option to Elect Repayment on June 15, 2005" appearing below duly completed. Any such notice received by the Paying Agent on behalf of the Company during the Election Period shall be irrevocable. The repayment option may be exercised by any Holder for less than the entire principal amount of this Note; provided, that the principal amount with respect to which such right is exercised must be equal to $1,000 or an integral multiple of $1,000. In the event of repayment of this Note in part only, a new Note or Notes of like tenor for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Note for repayment shall be determined by the Company, whose determination shall be final and binding.

         Failure by the Company to pay the Optional Repayment Price when required as described in the preceding paragraphs shall result in an Event of Default under the Indenture.

         This Note is not redeemable prior to maturity at the option of the Company and is not subject to a sinking fund.

6.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note elected by the Holder thereof for repayment (except, in the case of a Note to be repaid in part, the portion of the Note not to be repaid) or any Notes for a period of 15 days before an interest payment date.

7.       Persons Deemed Owners

         The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

8.       Unclaimed Money

         Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

9.       Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture and some or all of the Guarantors' obligations under the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity.

10.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee may amend the Indenture or the Notes under the circumstances specified in the Indenture, including without limitation, to cure any ambiguity, omission, defect or inconsistency, or to add or remove a Guarantee in accordance with the terms of the Indenture, or to comply with Article V of the Indenture or to make any change that does not materially and adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

11.      Defaults and Remedies

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

12.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.      No Recourse Against Others

         No past, present or future director, officer, employee, incorporator, partner, member, shareholder of agent, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or any obligations of such Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

14.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

15.      Abbreviations

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.      Holders' Compliance with Registration Rights Agreement.

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

17.      CUSIP Numbers

         Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                -----------------

         The Company shall furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Dollar General Corporation
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                           Attention: Barbara Springer

--------------------------------------------------------------------------------



                                 ASSIGNMENT FORM

         To assign this Note, complete the form below:

         I or we assign and transfer this Note to:

                           [Print or type assignee's name, address and zip code]

                           [Insert assignee's soc. sec. or tax I.D. No.]

         and irrevocably appoint _____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:____________________  Your Signature:___________________________________

--------------------------------------------------------------------------------

Sign exactly as your name appears on the face of this Note.

--------------------------------------------------------------------------------

                   OPTION TO ELECT REPAYMENT ON JUNE 15, 2005

         The undersigned hereby irrevocably requests and instructs the Company to repay the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof to be repaid, together with interest thereon to June 15, 2005, to the undersigned at

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

  (Please Print or Type Name, Address and Telephone Number of the Undersigned)

         For the within or attached Note to be repaid, the Company must receive at the office of its Paying Agent in New York, New York or Nashville, Tennessee, during the period beginning on April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day), this Note with this "Option to Elect Repayment on June 15, 2005" form duly completed. Any such notice received by the Company during the period beginning April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day) shall be irrevocable. No transfer or exchange of this Note (or, in the event that this Note is to be repaid in part, such portion of this Note to be repaid) will be permitted after such notice is received by the Company.

         If less than the entire principal amount of the within or attached Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid:
$____________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of the within attached Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): $_____________.

--------------------------------------------------------------------------------



Date:____________________  Your Signature:___________________________________

--------------------------------------------------------------------------------

Sign exactly as your name appears on the face of this Note.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

                         OF TRANSFER OF RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ______ book-entry or __________ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) and the Company has consented to the exchange; or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being (check on box below):

         (1) [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

         (2)   [ ] transferred to the Company;

         (3) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         (4) [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

         (5) [ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

         (6) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note.



                                    --------------------------------------------
                                                   Signature

Signature Guarantee:
                                    --------------------------------------------
                                    Guaranteed:

                       [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

--------------------------------------------------------------------------------------------------------------------
               Amount of decrease in    Amount of increase in     Principal Amount of this   Signature of authorized
Date of        Principal Amount of      Principal Amount of       Global Note following      signatory of Trustee or
Exchange       this Global Note         this Global Note          such decrease or increase  Notes Custodian
--------------------------------------------------------------------------------------------------------------------





















--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                       [FORM OF FACE OF EXCHANGE NOTE AND

                             PRIVATE EXCHANGE NOTE]

*

**

                           DOLLAR GENERAL CORPORATION

No.                                                Principal Amount $__________
                                                   CUSIP No.: ________________

                         8 5/8% Notes due June 15, 2010

         DOLLAR GENERAL CORPORATION, a Tennessee corporation, promises to pay to ______________, or registered assigns, the principal sum of _________ Dollars on June 15, 2010.

         Interest Payment Dates: June 15 and December 15.

         Record Dates: June 1 and December 1.

         Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:__________________

[Seal]

                                    DOLLAR GENERAL CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

----------------

* If the Note is to be issued in global form add the Global Note Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] -SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE."

** If the Note is a Private Exchange Note issued in a Private Exchange to the Initial Purchasers holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit A and include the "Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Notes" from Exhibit A.

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Dated:

FIRST UNION NATIONAL BANK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.




By
   ----------------------------------
         Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                         8 5/8% Notes due June 15, 2010

1.       Interest

         DOLLAR GENERAL CORPORATION, a Tennessee corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.50% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

         The Company shall pay interest semi-annually on June 15 and December 15 of each year, commencing December 15, 2000. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 21, 2000, or such other date on which the Notes are originally issued. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes.

2.       Method of Payment

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent in New York, New York or Nashville, Tennessee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

         Initially, First Union National Bank, a national banking association (the "Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture and Guarantees

         The Company issued the Notes under an Indenture dated as of June 21, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the

Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general obligations of the Company initially limited to $200,000,000 aggregate principal amount. The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as and treated as a single class with the Notes for all purposes under the Indenture and shall vote together as one class with respect to the Notes. The Indenture imposes certain limitations on the incurrence of certain additional Indebtedness by the Company and certain of its Subsidiaries and the entry into certain Sale and Leaseback Transactions by the Company and certain of its Subsidiaries. The Indenture also restricts the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

         Pursuant to Article X of the Indenture, the Guarantors have unconditionally guaranteed to each Holder the Obligations of the Company under the Notes and the Indenture. In the event the Company designates, organizes or acquires a new Restricted Subsidiary subsequent to the date of the Indenture or in the other circumstances described in Section 4.06 of the Indenture, the Company shall cause the applicable Subsidiary to provide a Guarantee in the manner set forth in said Section 4.06. The Guarantees are subject to release as and to the extent provided in Section 10.04 of the Indenture.

5.       Optional Repayment

         Subject to and upon compliance with the provisions set forth herein, each Holder of this Note shall have the right, at such Holder's option, to require the Company to repay, and if such right is exercised the Company shall repay, all or any part of such Holder's Notes on June 15, 2005 (the "Optional Repayment Date") at a price (the "Optional Repayment Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to June 15, 2005.

         To exercise such right, the Holder of this Note shall surrender this Note to the Paying Agent on behalf of the Company in New York, New York or Nashville, Tennessee during the period (the "Election Period") beginning on April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day), with the form entitled "Option to Elect Repayment on June 15, 2005" appearing below duly completed. Any such notice received by the Paying Agent on behalf of the Company during the Election Period shall be irrevocable. The repayment option may be exercised by any Holder for less than the entire principal amount of this Note; provided, that the principal amount with respect to which such right is exercised must be equal to $1,000 or an integral multiple of $1,000. In the event of repayment of this Note in part only, a new Note or Notes of like tenor for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Note for repayment shall be determined by the Company, whose determination shall be final and binding.

         Failure by the Company to pay the Optional Repayment Price when required as described in the preceding paragraphs shall result in an Event of Default under the Indenture.

         This Note is not redeemable prior to maturity at the option of the Company and is not subject to a sinking fund

6.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note elected by the Holder thereof for repayment (except, in the case of a Note to be repaid in part, the portion of the Note not to be repaid) or any Notes for a period of 15 days before an interest payment date.

7.       Persons Deemed Owners

         The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

8.       Unclaimed Money

         Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

9.       Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture and some or all of the Guarantors' obligations under the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity.

10.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee may amend the Indenture or the Notes under the circumstances specified in the Indenture, including without limitation, to cure any ambiguity, omission, defect or inconsistency, or to add or remove a Guarantee in accordance with the terms of the Indenture, or to comply with Article V of the Indenture or to make any change that does not materially and adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

11.      Defaults and Remedies

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

12.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.      No Recourse Against Others

         No past, present or future director, officer, employee, incorporator, partner, member, shareholder of agent, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or any obligations of such Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

14.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

15.      Abbreviations

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.      Holders' Compliance with Registration Rights Agreement.

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

17.      CUSIP Numbers

         Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                -----------------

         The Company shall furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Dollar General Corporation
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                           Attention: Barbara Springer

--------------------------------------------------------------------------------


                                 ASSIGNMENT FORM

         To assign this Note, complete the form below:

         I or we assign and transfer this Note to:

              [Print or type assignee's name, address and zip code]

                  [Insert assignee's soc. sec. or tax I.D. No.]

         and irrevocably appoint _____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:____________________  Your Signature:___________________________________


--------------------------------------------------------------------------------

Sign exactly as your name appears on the face of this Note.

--------------------------------------------------------------------------------


                   OPTION TO ELECT REPAYMENT ON JUNE 15, 2005

         The undersigned hereby irrevocably requests and instructs the Company to repay the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof to be repaid, together with interest thereon to June 15, 2005, to the undersigned at

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

  (Please Print or Type Name, Address and Telephone Number of the Undersigned)

         For the within or attached Note to be repaid, the Company must receive at the office of its Paying Agent in New York, New York or Nashville, Tennessee, during the period beginning on April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day), this Note with this "Option to Elect Repayment on June 15, 2005" form duly completed. Any such notice received by the Company during the period beginning April 15, 2005 and ending at 5:00 p.m. (New York City time) on May 15, 2005 (or, if May 15, 2005 is not a Business Day, the next succeeding Business Day) shall be irrevocable. No transfer or exchange of this Note (or, in the event that this Note is to be repaid in part, such portion of this Note to be repaid) will be permitted after such notice is received by the Company.

         If less than the entire principal amount of the within or attached Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid:
$____________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of the within attached Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): $_____________.


--------------------------------------------------------------------------------



Date:____________________  Your Signature:___________________________________


--------------------------------------------------------------------------------

Sign exactly as your name appears on the face of this Note.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

                         OF TRANSFER OF RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ______ book-entry or __________ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) and the Company has consented to the exchange; or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being (check on box below):

         (1) [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

         (2)   [ ] transferred to the Company;

         (3) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         (4) [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

         (5) [ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

         (6) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note.

                                    --------------------------------------------
                                                   Signature

Signature Guarantee:
                                    --------------------------------------------
                                    Guaranteed:

                                                                       EXHIBIT C

                       [FORM OF LETTER TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS]

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN  37072-2170

Credit Suisse First Boston Corporation,
   As Representative of the several Initial Purchasers
11 Madison Avenue
New York, NY  10010-3629

Ladies and Gentlemen:

         We are delivering this letter in connection with an offering of 8 5/8% Notes due June 15, 2010 (the "Notes") of Dollar General Corporation, a Tennessee corporation (the "Company"), as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

         We hereby confirm that:

         (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

         (ii) (A) any purchase of the Notes by us shall be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

         (iii) in the event that we purchase any of the Notes, we shall acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

         (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

         (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

         (vi) we have received a copy of the Offering Circular relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

         We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to Dollar General, (ii) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Notes, shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of this paragraph.

         We acknowledge that you, the Company and others shall rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


Date:
                                        ----------------------------------------
                                                     (Name of Purchaser)



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Address:

                                                                       EXHIBIT D


                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

         Subject to Section 10.05 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, and interest and Additional Interest, if any, on, the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on overdue principal, interest on any interest, if any, and interest on any Additional Interest, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article X of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture, or until released as and to the extent provided in Section 10.04 of the Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

         Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the maximum amount that shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                    DOLGENCORP, INC.



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLGENCORP OF TEXAS, INC.



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DG LOGISTICS, LLC
                                    By: Dolgencorp, Inc., its Managing Member



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DADE LEASE MANAGEMENT, INC.



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLLAR GENERAL PARTNERS
                                    By: Dolgencorp, Inc., a general partner



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    By: Dade Lease Management, Inc., a general
                                        partner



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    By: Dollar General Financial, Inc., a
                                         general partner



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                    DOLLAR GENERAL FINANCIAL, INC.



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    NATIONS TITLE COMPANY, INC.



                                    By:
                                        ----------------------------------------
                                        Name: Robert C. Layne
                                        Title: Secretary


                                    DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.
                                    By: Dade Lease Management, Inc., its
                                        General Partner



                                    By:
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                                                       EXHIBIT E

                         [FORM OF SUPPLEMENTAL INDENTURE
                       RELATING TO ADDITIONAL GUARANTEES]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ______________, ______ among Dollar General Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Tennessee; Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; and Dollar General Intellectual Property, L.P., a Vermont limited partnership [add other Existing Guarantors, if any] (collectively, the "Existing Guarantors"); _________________, a ____________ [corporation], (the "Additional Guarantor"
and, together with the Existing Guarantors, the "Guarantors") and First Union National Bank, a national banking association, as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 21, 2000, providing for the issuance of an aggregate principal amount of $200,000,000 of 8 5/8% Notes due June 15, 2010 (the "Notes");

         WHEREAS, Section 4.06 and Article X of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes. The Additional Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. This Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture. This Guarantee shall remain in full force and effect irrespective of the release of the Guarantee of any Guarantor other than the Additional Guarantor as provided in Section 10.04 of the Indenture.

         3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes and the Guarantees.

         4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Additional Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                   [ADDITIONAL GUARANTOR]



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLLAR GENERAL CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLGENCORP, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLGENCORP OF TEXAS, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DG LOGISTICS, LLC
                                     By: Dolgencorp, Inc., its Managing Member



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DADE LEASE MANAGEMENT, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLLAR GENERAL PARTNERS
                                    By: Dolgencorp, Inc., a general partner



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: Dade Lease Management, Inc., a general
                                        partner



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    By: Dollar General Financial, Inc., a
                                        general partner



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLLAR GENERAL FINANCIAL, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    NATIONS TITLE COMPANY, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.
                                    By: Dade Lease Management, Inc., its
                                        General Partner



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    [ADD SIGNATURE LINES FOR OTHER EXISTING
                                    GUARANTORS, IF ANY]

                                    FIRST UNION NATIONAL BANK,
                                      as Trustee



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 28, 2000 among: Dollar General Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Tennessee; Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; and Dollar General Intellectual Property, L.P., a Vermont limited partnership (collectively, the "Existing Guarantors"); The Greater Cumberland Insurance Company, a Vermont corporation (the "Additional Guarantor" and, together with the Existing Guarantors, the "Guarantors"); and First Union National Bank, a national banking association, as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 21, 2000, providing for the issuance of an aggregate principal amount of $200,000,000 of 8 5/8% Notes due June 15, 2010 (the "Notes");

         WHEREAS, Section 4.06 and Article X of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes. The Additional Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. This Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture. This Guarantee shall remain in full force and effect irrespective of the release of the Guarantee of any Guarantor other than the Additional Guarantor as provided in Section 10.04 of the Indenture.

         3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes and the Guarantees.

         4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Additional Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                           THE GREATER CUMBERLAND INSURANCE COMPANY

                           By: /s/ Robert C. Layne
                              ---------------------------------
                              Name:      Robert C. Layne
                              Title:     Secretary

                           DOLLAR GENERAL CORPORATION

                           By: /s/ Wade Smith
                              ----------------------------------
                              Name:      Wade Smith
                              Title:     Treasurer

                           DOLGENCORP, INC.

                           By: /s/ Wade Smith
                              ----------------------------------
                                Name:    Wade Smith
                                Title:   Treasurer

                           DOLGENCORP OF TEXAS, INC.

                           By: /s/ Wade Smith
                              ----------------------------------
                                Name:    Wade Smith
                                Title:   Treasurer

                           DG LOGISTICS, LLC
                           By:  Dolgencorp, Inc., its Managing Member

                           By: /s/ Wade Smith
                              ------------------------------
                                Name:   Wade Smith
                                Title:  Treasurer

                           DADE LEASE MANAGEMENT, INC.

                           By: /s/ Wade Smith
                              ----------------------------------
                                Name:    Wade Smith
                                Title:   Treasurer

                           DOLLAR GENERAL PARTNERS
                           By:  Dolgencorp, Inc., a general partner

                           By: /s/ Wade Smith
                              ----------------------------------
                                     Name:   Wade Smith
                                     Title:  Treasurer

                           By: Dade Lease Management, Inc., a general partner

                           By: /s/ Wade Smith
                              ----------------------------------
                                     Name:   Wade Smith
                                     Title:  Treasurer

                           By: Dollar General Financial, Inc., a general partner

                           By: /s/ Wade Smith
                               ------------------------------
                                Name:   Wade Smith
                                Title:  Treasurer

                           DOLLAR GENERAL FINANCIAL, INC.

                           By: /s/ Wade Smith
                              ----------------------------------
                                Name:    Wade Smith
                                Title:   Treasurer

                           NATIONS TITLE COMPANY, INC.

                           By: /s/ Robert C. Layne
                              ----------------------------------
                                Name:    Robert C. Layne
                                Title:   Secretary

                           DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.
                           By:  Dade Lease Management, Inc., its General Partner

                           By: /s/ Wade Smith
                              ----------------------------------
                                Name:    Wade Smith
                                Title:   Treasurer

                           FIRST UNION NATIONAL BANK,

                               as Trustee

                           By: /s/ Susan K. Baker
                              ----------------------------------
                                Name:    Susan K. Baker
                                Title:   Vice President